UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2012

REMEDENT, INC.

(Exact name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-15975 (Commission File Number)	86-0837251 (IRS Employer Identification No.)

Zuiderlaan 1-3 bus 8, 9000 Ghent, Belgium (Address of Principal Executive Offices)	N/A (Zip Code)

011-329-321-7080

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1-Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On January 28, 2012, Remedent, Inc., a Nevada corporation (“Company” or the “Registrant”) entered into a Preference A Shares and Preference A-1 Shares Purchase Agreement (“Share Purchase Agreement”) with Glamsmile Dental Technology Ltd., a Cayman Islands company and a subsidiary of Company (“Glamsmile Dental”), Glamsmile (Asia) Limited, a company organized and existing under the laws of Hong Kong and a substantially owned subsidiary of Glamsmile Dental, Beijing Glamsmile Technology Development Ltd., Beijing Glamsmile Trading Co., Ltd., Beijing Glamsmile Dental Clinic Co., Ltd., and Shanghai Glamsmile Dental Clinic Co., Ltd., Gallant Network Limited, a shareholder of Glamsmile Dental (“Gallant”), and IDG-Accel China Growth Fund III L.P. (“IDG Growth”), IDG-Accel China III Investors L.P.(“IDG Investors”) and Crown Link Group Limited (“Crown”)(“IDG Growth, IDG Investors and Crown collectively referred to as the “Investors”), pursuant to which the Investors agreed to (i) purchase from the Company an aggregate of 2,857,143 shares of Preference A-1 Shares of Glamsmile Dental, which represents all of the issued and outstanding Preference A-1 Shares of Glamsmile Dental, for an aggregate purchase price of $2,000,000, and (ii) purchase from Glamsmile Dental an aggregate of 5,000,000 shares of Preference A Shares for an aggregate purchase price of $5,000,000.

Under the terms of the Share Purchase Agreement, the Company agreed (a) to indemnify the Investors and their respective affiliates for losses arising out of a breach, or inaccuracy or misrepresentation in any representation or warranty made by the Company or a breach or violation of a covenant or agreement made by the Company for up to $1,500,000, and (b) to transfer 500,000 shares of Glamsmile Dental owned by the Company to the Investors in the event of breach of certain covenants by the Company. In connection with the Share Purchase Agreement, the Company also agreed to enter into a Investor’s Rights Agreement, Right of First Refusal and Co-Sale Agreement, and Voting Agreement with the parties. In addition, in connection with the contemplated transactions in the Share Purchase Agreement on January 20, 2012, the Company entered into a Distribution, License and Manufacturing Agreement with Glamsmile Dental pursuant to which the Company appointed Glamsmile Dental as the exclusive distributor and licensee of Glamsmile Veneer Products bearing the “Glamsmile” name and mark in the B2C Market in the People’s Republic of China (including Hong Kong and Macau) and Republic of China (Taiwan) and granted related manufacturing rights and licenses in exchange for the original issuance of 2,857,143 shares of Preference A-1 Shares of Glamsmile Dental and $250,000 (the receipt of which was acknowledged as an off set to payment of certain invoices of Glamsmile (Asia) Limited).

The consummation of the sale of the Preference A-1 Shares and the Preference A Shares are subject to customary closing conditions and is contemplated to occur as soon as the closing conditions are satisfied or otherwise waived. The Share Purchase Agreement contemplates that after the closing, the equity ownership of Glamsmile Dental, on an as converted basis, will be as follows: 31.4% by the Investors, 39.2 % by Gallant, and 29.4% by the Company. Mr. De Vreese, our chairman, will remain as a director of Glamsmile Dental along with Mr. David Lok, who is the Chief Executive Officer and director of Glamsmile Dental and principal of Gallant. In addition, at the closing, the Investors will have a right to appoint one director of Glamsmile Dental, and as such it is contemplated that after the closing the Board of Directors of Glamsmile Dental will consists of Mr. De Vreese, Mr. Lok and a director appointed by the Investors.

Except for the relationship described in this Item 1.01, there is no other material relationship between the Company or its affiliates and the Investors.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEDENT, INC.,
a Nevada corporation

Dated: February 2, 2012	By:	/s/ Stephen Ross
Stephen Ross Chief Financial Officer

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